                                    EXHIBIT E

                                                          CONFORMED COPY


             WARRANT ACCELERATION AND REGISTRATION RIGHTS AGREEMENT


                  Warrant Acceleration and Registration Rights Agreement (this "Agreement"), dated as of February 12, 1997, among Globalstar Telecommunications Limited, a Bermuda company ("the Company"), Globalstar, L.P., a Delaware limited partnership ("Globalstar"), Loral/Qualcomm Satellite Services, L.P., a Delaware limited partnership ("LQSS"), Loral Space & Communications Ltd., a Bermuda company ("Loral"), Space Systems/Loral, Inc., a Delaware corporation ("SS/L", and, together with Loral, the "LSS/L Warrant Holders"), Lockheed Martin Tactical Systems, Inc. (f/k/a Loral Corporation), a New York corporation ("Lockheed"), QUALCOMM China, Inc. (f/k/a QUALCOMM Limited Partner, Inc.), a California corporation ("QUALCOMM") and DASA Globalstar Limited Partner, Inc., a Delaware corporation ("DASA" and together with Lockheed and QUALCOMM, the "LQD Warrant Holders" and, together with the LSS/L Warrant Holders, the "Warrant Holders").

                                   WITNESSETH:

                  WHEREAS, Globalstar, the Company, Loral, SS/L, Lockheed, QUALCOMM and DASA are parties to an Agreement dated April 19, 1996 (the "Fee Agreement"), a copy of which is attached hereto as Exhibit A;

                  WHEREAS, the Warrant Holders are the registered holders of Warrants expiring April 19, 2003 (the "Warrants") to purchase an aggregate of 4,185,318 shares of Common Stock, $1.00 par value (the "Common Stock"), of the Company and the Warrants are represented by physical certificates, copies of which are attached hereto as Exhibits B-1 through B-5, that were issued pursuant to the Fee Agreement;

                  WHEREAS, the LQD Warrant Holders collectively hold Warrants to purchase up to 3,047,796 shares of Common Stock (collectively, the "LQD Warrants") and the LSS/L Warrant Holders collectively hold Warrants to purchase up to 1,137,522 shares of Common Stock (collectively, the "LSS/L Warrants")

                  WHEREAS, subject to the terms and conditions specified herein, the Company and LQSS agree to accelerate the vesting and exercisability of the Warrants;

                  WHEREAS, subject to the terms and conditions specified herein, including payment of the exercise price of $26.50 per share of the Common Stock (the "Warrant Exercise Price"), the LQD Warrant Holders agree to exercise their respective Warrants in full on the LQD Closing Date (as defined herein) and the LSS/L Warrant Holders agree to exercise their respective Warrants in full on the LSS/L Closing Date (as defined herein);

                  WHEREAS, in conjunction with the acceleration of the vesting and exercisability of the Warrants, the Company will offer to the holders of its outstanding Common Stock rights to subscribe for and purchase shares of the Common Stock (the "Rights Offering");

                  WHEREAS, the exercise price per share of the Common Stock in the Rights Offering will equal the Warrant Exercise Price; and

                  WHEREAS, the Company agrees to file and, to the extent specified herein, to maintain the effectiveness of a registration statement or statements covering the Warrant Shares (as defined herein) as hereinafter provided;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.        ACCELERATION OF LQD WARRANTS.

                  (a) Vesting and Exercise of the LQD Warrants. Notwithstanding any terms of the LQD Warrants or the Fee Agreement to the contrary, each of the parties hereto agrees that (i) the LQD Warrants shall vest in full and become exercisable at the opening of business on the LQD Closing Date (as defined herein) as hereinafter provided and (ii) each LQD Warrant Holder's respective LQD Warrants shall be deemed to be exercised in full on that date. The parties agree that Schedule 1A hereto sets forth for each LQD Warrant the number of shares of Common Stock issuable upon exercise thereof (the "LQD Warrant Shares") giving effect to all of the transactions contemplated hereby.

                  (b) LQD Closing. The closing of the transactions contemplated by this Section 1 relating to the LQD Warrants (the "LQD Closing") shall take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd St., New York, New York, at 10:00 a.m. local time, on a date to be determined by the Company by written notice to each of the Warrant Holders, which date shall be no earlier than five business days after the date hereof, and which notice shall be given no less than five business days prior to the LQD Closing (the "LQD Closing Date"). At the LQD Closing, (i) the Company will issue and deliver to each LQD Warrant Holder the respective number of shares of Common

Stock specified with respect to such LQD Warrant Holder in Schedule 1A hereto, registered in the name of such LQD Warrant Holder or its nominee(s), and (ii) each LQD Warrant Holder shall pay to the Company the aggregate Warrant Exercise Price of such number of shares of Common Stock specified with respect to such LQD Warrant Holder in Schedule 1A. Such payments shall be made in immediately available funds by wire transfer on the LQD Closing Date to an account designated in writing by the Company at least one business day prior to the LQD Closing Date.

                  (c) Conditions to Closing by the Company. The obligations of the Company to issue and sell the LQD Warrant Shares to any LQD Warrant Holder on the LQD Closing Date shall be subject to the following conditions, any one or more of which may be waived in writing by the Company in its sole discretion:

                           (i) such LQD Warrant Holder shall surrender to the Company the certificates representing its LQD Warrants and such certificates shall bear no stamp, writing or other indicia of transfer, pledge or other disposition; and

                           (ii) such LQD Warrant Holder shall pay to the Company the aggregate Warrant Exercise Price of the LQD Warrant Shares to be purchased by such LQD Warrant Holder in immediately available funds; and

                           (iii) no court or governmental or regulatory authority or official of competent jurisdiction shall have (a) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order or action which is in effect or (b) commenced or threatened any action or proceeding, which in either case would prohibit or make illegal consummation of any of the transactions contemplated by this Agreement.

                  (d) Conditions of Closing by LQD Warrant Holders. The obligations of the LQD Warrant Holders to exercise the LQD Warrants and purchase the LQD Warrant Shares on the LQD Closing Date shall be subject to the following conditions, any one or more of which may be waived in writing by the respective LQD Warrant Holder in its sole discretion:

                           (i) the Company shall deliver to the LQD Warrant Holder a certificate or certificates representing the LQD Warrant Shares issuable by the Company to such LQD Warrant Holder upon exercise of such holder's LQD Warrant; and

                           (ii) no court or governmental or regulatory authority or official of competent jurisdiction shall have (a) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order or action which is in effect or (b) commenced or threatened any action or proceeding, which in either case would prohibit or make illegal consummation of any of the transactions contemplated by this Agreement.

2.        ACCELERATION OF LSS/L WARRANTS.

                  (a) Vesting and Exercise of the LSS/L Warrants. Notwithstanding any terms of the LSS/L Warrants or the Fee Agreement to the contrary, each of the parties hereto hereby agrees that if the Company accelerates the LSS/L Warrants and at such time the Company has an effective registration statement (the "LSS/L Trigger Date") covering the LSS/L Warrant Shares (as defined herein), then (i) the LSS/L Warrants shall vest in full and become exercisable at the opening of business on the LSS/L Closing Date (as defined herein) as hereinafter provided and (ii) each LSS/L Warrant Holder's respective LSS/L Warrants shall be deemed to be exercised in full on that date. The parties agree that Schedule 1B hereto sets forth for each LSS/L Warrant the number of shares of Common Stock issuable upon exercise thereof (the "LSS/L Warrant Shares" and, together with the LQD Warrant Shares, the "Warrant Shares") giving effect to all of the transactions contemplated hereby.

                  (b) LSS/L Closing. The closing of the transactions contemplated by this Section 2 relating to the LSS/L Warrants (the "LSS/L Closing") shall take place at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd St., New York, New York on the LSS/L Trigger Date at 10:00 a.m. local time (the "LSS/L Closing Date"). At the LSS/L Closing, (i) subject to Section 2(d)(i), the Company will issue and deliver to each LSS/L Warrant Holder the respective number of shares of Common Stock specified with respect to such LSS/L Warrant Holder in Schedule 1B hereto, registered in the name of such LSS/L Warrant Holder or its nominee(s), and (ii) the Company will apply the LSS/L Escrow Funds (as defined below) towards payment of the aggregate Warrant Exercise Price of such number of shares of Common Stock specified with respect to such LSS/L Warrant Holder in Schedule 1B. Pending the LSS/L Closing, on the LQD Closing Date each LSS/L Warrant Holder shall pay to the Company the aggregate Warrant Exercise Price of the number of shares of Common Stock specified with respect to such LSS/L Warrant Holder in Schedule 1B, such funds to be held in an escrow account maintained by the Company until the LSS/L Closing, which account shall be interest bearing or the funds of which shall be invested in investment grade securities, and which funds shall be released as provided above in this Section 2(b) (the "LSS/L Escrow Funds"). All interest earned, if any, on the LSS/L Escrow Funds from and after the LQD Closing Date shall inure to the benefit of the Company, and the LSS/L Warrant Holders hereby waive any rights they may have in respect of any such interest.

                  (c) Conditions to Closing by the Company. The obligations of the Company to issue and sell the LSS/L Warrant Shares to each LSS/L Warrant Holder on the LSS/L Closing Date shall be subject to the following conditions, any one or more of which may be waived in writing by the Company in its sole discretion:

                           (i) each LSS/L Warrant Holder shall surrender to the Company the certificates representing its LSS/L Warrants and such certificates shall bear no stamp, writing or other indicia of transfer, pledge or other disposition, other than, in the case of the Warrants registered in the name of Loral (the "Loral Warrants"), for a pledge in favor of Lockheed pursuant to Section 4.4 of the Fee Agreement and the provisions of the Distribution Agreement; and

                           (ii) no court or governmental or regulatory authority or official of competent jurisdiction shall have (a) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order or action which is in effect or (b) commenced or threatened any action or proceeding, which in either case would prohibit or make illegal consummation of any of the transactions contemplated by this Agreement.

                  (d) Conditions of Closing by LSS/L Warrant Holders. The obligations of the LSS/L Warrant Holders to exercise the LSS/L Warrants and purchase the LSS/L Warrant Shares on the LSS/L Closing Date shall be subject to the following conditions, any one or more of which may be waived in writing by the respective LSS/L Warrant Holder in its sole discretion:

                           (i) the Company shall deliver to the LSS/L Warrant Holder a certificate or certificates representing the LSS/L Warrant Shares issuable by the Company to such LSS/L Warrant Holder upon exercise of such holder's LSS/L Warrant, provided, however, that, except as otherwise provided in the proviso immediately below, the certificate or certificates representing the LSS/L Warrant Shares issuable to Loral (the "Loral

         Warrant Shares") shall be delivered to Lockheed in accordance with the terms of the pledge of the LSS/L Warrants by Loral pursuant to Section
         4.4 of the Fee Agreement and the terms of the Distribution Agreement, provided, further, however, that if Loral elects, in its sole and complete discretion, at any time prior to the LSS/L Closing Date (such election to be effected by giving written notice to the Company and Lockheed) (the "Loral Sale Election"), to pledge and deliver to Lockheed all proceeds (whether the same are in cash or securities or both) of any sale of the Loral Warrant Shares, in lieu of delivering the Loral Warrant Shares to Lockheed under such pledge, then Loral shall be permitted to sell its Loral Warrant Shares and pledge and deliver the proceeds thereof to Lockheed, it being understood that in the event of a Loral Sale Election, pending such sale, the Company shall continue to hold the Loral Warrant Shares as agent for Lockheed under the pledge contemplated by Section 4.4 of the Fee Agreement and the terms of the Distribution Agreement;

                           (ii) the Company shall have accelerated the LSS/L Warrants;

                           (iii) the Company shall have a registration statement covering the Warrant Shares which has been declared effective by the SEC and remains effective; and

                           (iv) no court or governmental or regulatory authority or official of competent jurisdiction shall have (a) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order or action which is in effect or (b) commenced or threatened any action or proceeding, which in either case would prohibit or make illegal consummation of any of the transactions contemplated by this Agreement.

3.        CERTAIN ACKNOWLEDGEMENTS AND COVENANTS.

                  (a) Restricted Securities. Each Warrant Holder acknowledges and agrees that all Warrant Shares issued by the Company to such Warrant Holder shall, prior to the effectiveness of a registration statement filed with the Securities and Exchange Commission (the "SEC") covering such shares of Common Stock, be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933 (the "Securities Act"). The certificates evidencing such "restricted securities" shall bear a restrictive legend to the effect that the shares of Common Stock represented thereby have not been registered under the Securities Act, and may not be sold except pursuant to an effective registration statement under the Securities Act or in compliance with an available exemption from the registration requirements thereof.

                  (b) Sale by Warrant Holder. Each Warrant Holder hereby agrees that it will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, to any Person (as such term is defined in the Credit Agreement referred to in the Fee Agreement), in one or a series of transactions, (i) any Warrant from the date hereof to the Closing Date or (ii) any Warrant Shares acquired pursuant to this Agreement, except, in the case of Loral Warrant Shares, in accordance with the requirements of the Loral Warrantholders to pledge (except as otherwise permitted in Section 2(d)(i)) its Warrants and any related Loral Warrant Shares to Lockheed pursuant to Section
4.4 of the Fee Agreement and the terms of the Distribution Agreement, and in the case of all Warrant Shares, (A)(I) pursuant to a registration statement that has been declared effective under the Securities Act or (II) in compliance with an available exemption from registration under the Securities Act and (B) in compliance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. Each Warrant Holder hereby further agrees that if the Warrant Shares become eligible for sale pursuant to an effective registration statement pursuant to Rule 415 of the Securities Act prior to April 15, 1997, then no Warrant Holder may sell any of its Warrant Shares prior to such date except by means of an underwritten public offering under such registration statement in accordance with Section 4(a) hereof.

4.        REGISTRATION RIGHTS.

                  (a) Underwritten Registration. Subject to Section 4(b) below, as soon as reasonably practicable following the completion by the Company of a high yield debt financing, the Company shall use all reasonable efforts to effect an underwritten offering on behalf of the Warrant Holders of the Warrant Shares pursuant to a registration statement declared effective by the SEC (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and applicable blue sky or other state securities laws). The Company will keep such registration effective for a period of 120 days or until the Warrant Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs. The Company shall have sole discretion in selecting any underwriters and the method of distribution in connection with any offering pursuant to this
Section 4(a). Notwithstanding the foregoing, a Warrant Holder shall not be obligated to participate in the offering contemplated by this Section 4(a) in the event it determines in its sole discretion that such participation is not in its best interests.

                  (b) Shelf Registration. If no registration statement has been filed and declared effective pursuant to Section 4(a) by April 15, 1997, or if a registration statement has been filed and declared effective pursuant to Section 4(a) by such date and any Warrant Holders advise the Company within five business days after being notified by the Company that such registration statement has been declared effective that they do not wish to sell their Warrant Shares pursuant to such registration statement, then the Company shall use its best efforts to file with the SEC, and cause to be declared effective by June 15, 1997, a registration statement pursuant to Rule 415 under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and applicable blue sky or other securities laws) relating to the offer and sale of Warrant Shares by the Warrant Holders thereof in accordance with the methods of distribution set forth in such registration statement, provided, however, that if the Company already has an effective registration statement under Rule 415 of the Securities Act, the the Company shall cause such registration statement to remain effective through the date specified in the last sentence of this Section 4(b). The Company shall have sole discretion in selecting any underwriters in the event the Warrant Shares are to be sold in an underwritten offering provided that the method of distribution in connection with any offering pursuant to this Section 4(b) shall be determined jointly by the Company and any participating Warrant Holders. The Company will keep any registration pursuant to this Section 4(b) effective until the earlier of (i) the date on which all Warrant Shares covered by such registration statement have been disposed of by the Warrant Holders or
(ii) December 31, 1997 (subject to extension for the number of days during which the filing of any registration statement is postponed pursuant to Section 4(g).

                  (c) Blue Sky. Notwithstanding Sections 4(a) and 4(b) above, the Company shall not be obligated to effect, or take any action to effect, any qualification under blue sky laws pursuant to this Section 4 in any particular jurisdiction in which the Company would be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 4, be obligated to be so qualified or (B) execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                  (d) Distribution by Warrant Holder. If a Warrant Holder intends to sell or distribute any Warrant Shares other than pursuant to an effective registration statement filed pursuant to this Section 4, upon deciding to so sell such Warrant Shares, the Warrant Holder shall promptly so advise the Company in a written notice setting forth (i) the number of Warrant Shares intended to be sold or distributed and (ii) the total number of Warrant Shares and other shares of Common Stock to be held by such Warrant Holder after giving effect to such sale or distribution.

                  (e) Registration of Additional Shares. Any registration statement filed pursuant to this Section 4 may, in addition to the Warrant Shares, include other securities for sale for the Company's own account or for the account of any other Person, provided that if the underwriter retained in connection with such registration subsequently advise the Company that the inclusion in the registration statement of all of the securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered, then the Company shall eliminate such adverse effect by reducing or eliminating the number of securities to be included by Persons other than the Warrant Holders.

                  (f) Assignability. The registration rights of a Warrant Holder set forth in this Agreement shall be assignable, in whole or in part, to any transferee of such Warrant Holder's Warrant Shares, provided such transferee or holder agrees in a writing satisfactory in form and substance to the Company to be bound by all provisions of this Agreement.

                  (g) Lock-Up Period. Notwithstanding the foregoing, the Company shall be entitled to postpone for a reasonable period of time (but in no event later than 60 days), the filing of any registration statement otherwise required to be prepared and filed by the Company under this Section 4 if (A) the Company is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters in writing (with a copy to the Warrant Holders), that such offering would, in its or their opinion, be materially adversely affected by the registration required hereunder, or (B) the Company determines in its reasonable judgment and in good faith that the registration and distribution of the Warrant Shares would interfere with any announced or imminent material financing, acquisition, disposition, corporate reorganization or other material transaction of a similar type involving the Company. Upon any postponement by the Company pursuant to Section 4(g), each Warrant Holder or its designee or assignee owning Warrant Shares agrees that it shall not dispose of such Warrant Shares during the above-stated 60-day period other than pursuant to the limitations applicable to "restricted securities" within the meaning of Rule 144 under the Securities Act.

                  (h) Expenses. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expenses of any audits incident to or required by any such registration, shall be borne by Globalstar. All selling expenses attributable to the Warrant Shares shall be borne by the Warrant Holders pro rata on the basis of the number of Warrant Shares sold. Selling expenses shall mean all commissions, underwriting discounts or brokers' or agents' fees applicable to the sale of the Warrant Shares.

                  (i) Documents to be Furnished to Warrant Holders. The Company shall furnish to each Warrant Holder such number of conformed copies of any registration statement filed pursuant to this Section 4 and of any amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, as such Warrant Holder may reasonably request. In addition, the Company shall (i) deliver promptly to the Warrant Holders or their respective counsel copies of all written communications between the Company and the SEC relating to the registration statement, and (ii) advise the

Warrant Holders or their respective counsel promptly of all telephonic and other non-written communications between the Company and the SEC relating to such registration statement. The Company shall respond promptly to any comments from the SEC with respect thereto, and shall take such other actions as shall be reasonably required in order to have each such registration statement declared effective under the Securities Act as soon as reasonably practicable following the date hereof.

                  (j) Listing. The Company shall use its best efforts to list all Common Stock covered by any registration statement filed pursuant to this
Section 4 on any securities exchange or automated quotation system on which the Common Stock is then listed.

                  (k) Information to be Furnished to the Company. Each of the Warrant Holders shall furnish to the Company such information regarding such Warrant Holder and the distribution proposed by any such Warrant Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4.

                  (l) Amendments. The Company shall prepare and file with the SEC such amendments and supplements to any registration statement filed pursuant to this Section 4 and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

5.        INDEMNIFICATION.

                  (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, the Warrant Holders, their directors and officers and each Person who controls the Warrant Holders (within the meaning of either the Securities Act or the Exchange Act) and each underwriter of Warrant Shares, if any, against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) arising from or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or other document incident to any registration, qualification or compliance, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation of any rule or regulation promulgated under the Securities Act relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Warrant Holder, its officers, directors, controlling Persons and underwriters for any legal and any other expenses as they are incurred in connection with investigating or defending any such claim, loss, damage, liability or expense; provided that the Company shall not be required to indemnify any Warrant Holder or its officers, directors or controlling Persons or any underwriter for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and in conformity with any information with respect to such Person furnished to the Company by such Person in writing expressly for use in such registration statement, prospectus, amendment or supplement thereto, or preliminary prospectus; and provided further that the Company shall not be required to indemnify any Warrant Holder or its officers, directors or controlling Persons or any underwriters for any losses, claims, damages, liabilities or expenses resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact contained in a preliminary prospectus which was corrected in the final prospectus and the Company has previously furnished to the Warrant Holders or the underwriters, if any, copies of the final prospectus.

                  (b) Indemnification by the Warrant Holders. In connection with any registration in which a Warrant Holder is participating, such Warrant Holder will furnish to the Company in writing such information with respect to the Warrant Holder as the Company reasonably requests for use in connection with any registration statement, prospectus, or amendments or supplements thereto, or preliminary prospectus and agrees to indemnify the Company, its directors, its officers and each Person, if any, who controls the Company (within the meaning of either the Securities Act or of the Exchange Act) and each underwriter of the Warrant Shares, if any, to the same extent as the foregoing indemnity from the Company to the Warrant Holders, but only with respect to information relating to such Warrant Holder furnished to the Company in writing by such Warrant Holder expressly for use in such registration statement, prospectus, amendment or supplement thereto, or preliminary prospectus; and provided further that no Warrant Holder shall be required to indemnify the Company or its officers, directors or controlling Persons or any underwriters for any losses, claims, damages, liabilities or expenses resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact contained in a preliminary prospectus which was corrected in the final prospectus and the Company has previously furnished to the Warrant Holders or the underwriters, if any, copies of the final prospectus.

                  (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 5.5(a) or Section 5.5(b) hereof, such Person (hereinafter called the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such claim which it may have to such indemnified party under this Section 5.5, unless and to the extent that the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may otherwise have to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties with the consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there shall be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could reasonably be expected to have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) Contribution. If the indemnification provided for in this
Section 5.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 5.5, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying and indemnified party from the offering of securities covered by such registration statement; provided that for the purposes of this clause (ii) the relative benefits received by a Warrant Holder shall be deemed not to exceed the amount of proceeds received by such Warrant Holder. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any matter in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.5(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) If indemnification is available under this Section 5.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 5.5(a) and 5.5(b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5.5(d).

6.        REPRESENTATIONS AND WARRANTIES.

                  (a) Representations and Warranties of the Company, LQSS and Globalstar. Each of the Company, LQSS and Globalstar represents and warrants to each of the Warrant Holders as follows:

                  (i) The execution, delivery and performance of this Agreement by the Company, LQSS or Globalstar, as the case may be, have been duly authorized by all requisite corporate or partnership action and will not violate any provisions of law, any order of any court or other agency of government, its organizational documents or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, LQSS or Globalstar, as the case may be.

                  (ii) This Agreement has been duly executed and delivered by the Company, LQSS and Globalstar and constitutes the legal, valid and binding obligation of the Company, LQSS and Globalstar, enforceable in accordance with its terms.

                  (iii) The Company has duly authorized and reserved for issuance the Warrant Shares to be issued upon exercise of the Warrants, and upon exercise of the Warrants pursuant to their terms and the terms of this Agreement and the payment of the exercise price as provided for pursuant to such terms, the Warrants Shares will be validly issued, fully paid and non-assessable.

                  (b) Representations and Warranties of the Warrant Holders. Each of the Warrant Holders represents and warrants to each of the Company, LQSS and Globalstar as follows:

                  (i) The execution, delivery and performance of this Agreement by such Warrant Holder have been duly authorized by all requisite corporate, partnership or consortium action and will not violate any provisions of law (assuming compliance by the Company and Globalstar with all applicable federal or state securities laws), any order of any court or other agency of government, the organizational documents of the Warrant Holder or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Warrant Holder, other than possible conflicts, breaches or defaults which in the aggregate would not have a material adverse effect.

                  (ii) This Agreement has been duly executed and delivered by the Warrant Holder and constitutes the legal, valid and binding obligation of the Warrant Holder, enforceable in accordance with its terms.

7.        PLEDGED WARRANT SHARES.

                  (a) Acknowledgement of Pledge. The Company and Globalstar acknowledge that the Loral Warrant registered in the name of Loral, and the related Loral Warrant Shares to be registered in the name of Loral, are (and in the case of the Warrant Shares, will be upon issuance) and any proceeds in respect thereof, pledged to Lockheed pursuant to Section 4.4 of the Fee Agreement and the provisions of the Distribution Agreement. The Company and Globalstar covenant and agree that the terms of any underwriting, distribution or agency agreement entered into by the Company or Globalstar will include provisions providing that, if Loral makes a Loral Sale Election, then any securities or cash proceeds obtained from the sale of the Loral Warrant Shares shall be delivered to, and deposited with, Lockheed as security for Loral's obligations pursuant to Section 4.4 of the Fee Agreement and the provisions of the Distribution Agreement.

                  (b) Stock Powers. In connection with the exercise of the Warrant registered in the name of Loral and the issuance of the Warrant Shares relating thereto to Loral, (i) if Loral fails to make the Loral Sale Election, Loral will execute and deliver to Lockheed blank stock powers sufficient to enable Lockheed to transfer, assign and convey title to the Warrant Shares and
(ii) if Loral makes the Loral Sale Election, Loral will execute and deliver to Lockheed (A) blank stock or security powers sufficient to enable Lockheed to transfer, assign and convey title to the securities, if any, obtained in accordance with Section 7(a) as consideration for the sale of Loral's Warrant Shares or Loral's

Warrants, (B) instructions to the agent, distributor or underwriter to confirm the transfer, assignment and conveyance to Lockheed, as secured party, of any cash proceeds obtained in accordance with Section 7(a) as consideration for the sale of Loral's Warrant Shares or Loral's Warrants, all subject to the terms of
Section 4.4 of the Fee Agreement and the provisions of the Distribution
Agreement.

                  (c) Investment of Certain Proceeds. Loral and Lockheed agree that any proceeds received in accordance with Section 7(a) upon the sale of any of Loral's Warrant Shares will be held by Lockheed as security for Loral's obligations pursuant to Section 4.4 of the Fee Agreement and the provisions of the Distribution Agreement and any cash proceeds will be invested in a collateral account in the name of Lockheed, as secured party, in investment grade securities selected from time to time in the reasonable discretion of Loral.

8.        MISCELLANEOUS.

                  (a) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                  (b) Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Warrants or the Fee Agreement, as the case may be.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided however, that this Agreement may not be assigned by any party hereto without the prior written consent of the Company.

                  (d) Notices. Notices shall be given pursuant to the provisions of Section 9.1 of the Fee Agreement.

                  (e) Counterparts and Facsimile Execution. This Agreement may be executed in one or more counterparts, by facsimile signature, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  (f) Entire Agreement. This Agreement constitutes the entire understanding of the parties hereof with respect to the offerings contemplated herein. With respect to any other matters, including any other offerings, the provisions of the Fee Agreement shall continue in full force and effect.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (h) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    GLOBALSTAR TELECOMMUNICATIONS LIMITED


                                    By: /s/ Eric J. Zahler
                                       Name:  Eric J. Zahler
                                       Title: Vice President


                                    GLOBALSTAR, L.P.

                                    By: Loral/QUALCOMM Satellite Services,
                                        L.P., its Managing General Partner

                                    By: Loral/QUALCOMM Partnership, L.P.,
                                        its General Partner

                                    By: Loral General Partner, Inc.,
                                        its General Partner


                                    By: /s/ Eric J. Zahler
                                       Name:  Eric J. Zahler
                                       Title: Vice President

                                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.

                                    By: Loral/QUALCOMM Partnership, L.P.,
                                        its General Partner

                                    By: Loral General Partner, Inc.,
                                        its General Partner


                                    By: /s/ Eric J. Zahler
                                       Name:  Eric J. Zahler
                                       Title: Vice President


                                    LOCKHEED MARTIN TACTICAL SYSTEMS, INC.


                                    By: /s/ Stephen M. Piper
                                       Name: Stephen M. Piper
                                       Title: Vice President

                                    LORAL SPACE & COMMUNICATIONS LTD.


                                    By: /s/ Eric J. Zahler
                                       Name:  Eric J. Zahler
                                       Title: Vice President

                                    QUALCOMM CHINA, INC.


                                    By: /s/ Irwin Mark Jacobs
                                       Name: Irwin Mark Jacobs
                                       Title: Chief Executive Officer

                                    SPACE SYSTEMS/LORAL, INC.


                                    By: /s/ Eric J. Zahler
                                       Name:  Eric J. Zahler
                                       Title: Vice President


                                    DASA GLOBALSTAR LIMITED PARTNER, INC.


                                    By: /s/ Ulrich Goebel
                                       Name: Dr. Ulrich Goebel
                                       Title:  President

                                                             Schedule 1A


                      LQD Warrant Shares and Exercise Price

                                   Aggregate                Aggregate
   Warrant Holder               Warrant Shares            Exercise Price
   --------------               --------------            --------------

1.  Lockheed                       2,511,190              $66,546,535.00

2.  Qualcomm                         367,131               $9,728,971.50

3.  DASA                             169,475               $4,491,087.50

         Total                     3,047,796              $80,766,594.00



                                                              Schedule 1B


                     LSS/L Warrant Shares and Exercise Price

                             Aggregate                Aggregate
  Warrant Holder          Warrant Shares            Exercise Price
  --------------          --------------            --------------

1.  Loral                     942,428               $24,974,342.00

2.  SS/L                      195,094                $5,169,991.00

         Total              1,137,522               $30,144,333.00


   TOTAL OF SCHEDULES 1A
   AND 1B                   4,185,318              $110,910,927.00